CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS
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                                                                     CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                               SERIES 1996-B
                                                                      STATEMENT TO CERTIFICATEHOLDERS
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PERIOD 23                                                                                                                   PAGE # 1
DETERMINATION: 10-Aug-98                                                                                            Beginning 7/1/98
DISTRIBUTION:17-Aug-98                                                                                              Ending   7/30/98
TIME: 8/17/98 10:44


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



            ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL          INTEREST              TOTAL              END PRINCIPAL
   CLASS       BALANCE                 BALANCE          DISTRIBUTION       DISTRIBUTION        DISTRIBUTION              BALANCE
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      A    $1,478,422,107.71     $650,522,150.79      $35,143,759.78       $3,583,292.85       $38,727,052.63        $615,378,391.01
      B       $45,725,000.00      $20,119,507.94       $1,086,934.79         $113,339.89        $1,200,274.68         $19,032,573.15







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CERTIFICATE
   TOTALS  $1,524,147,107.71     $670,641,658.73      $36,230,694.57      $3,696,632.74        $39,927,327.31        $634,410,964.16
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                                 FACTOR   INFORMATION   PER   $1,000


                         PRINCIPAL               INTEREST          END PRINCIPAL
   CLASS                DISTRIBUTION           DISTRIBUTION           BALANCE
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     A                    23.77112707          2.42372786        416.23998167
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             -------------------------------------------------------------------
     B                    23.77112717          2.47872914        416.23998141
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Certificate Totals        23.77112707          2.42537792        416.23998166
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(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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                                                               CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                         SERIES 1996-B
                                                                STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
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      PERIOD 23                                                                                                         PAGE     # 2
DETERMINATION10-Aug-98                                                                                              Beginning 7/1/98
DISTRIBUTION:17-Aug-98                                                                                                Ending 7/30/98
TIME: 8/17/98 10:52






                                                                                                                  per $1000
Section 5.8 (Servicing Fee                                                                   $558,868.05                   .36667592




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   Class    Principal           Interest          Total        Prin (per $1000/orig)  Int (per $1000/orig)   Total (per $1000/orig)
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
     A    $35,143,759.78   $3,583,292.85      $38,727,052.63      23.77112707              2.42372786            26.19485493
     B     $1,086,934.79     $113,339.89       $1,200,274.68      23.77112717              2.47872914            26.24985631

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   Total  $36,230,694.57   $3,696,632.74      $39,927,327.31      23.77112707              2.42537792            26.19650499
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Section 5.8 (Pool Balance at the end of the Collection Period                            $634,410,964.16


Section 5.8 (Aggregate Net Losses for Collection Period                                      $475,062.01


Section 5.8 (Carryover Shortfall for Collection Period
                                        Class A Interest                                            -
                                        Class B Interest                                            -
                                        Class A Principal                                           -
                                        Class B Principal                                           -
                                          TOTAL                                                     -


Section 5.8 (Reserve Account Balance after Disbursement                                   $20,618,356.34



Section 5.8 (Specified Reserve Account Balance                                            $20,618,356.34



Section 5.8 (Repurchase Amounts for Repurchased Receivables
                                        Seller                                                     $0.00
                                        Servicer                                              $72,006.00
                                          TOTAL                                               $72,006.00



Section 5.8 (Advance Summary for Collection Period
                           Unreimbursed Advances for Period                               $ 4,312,926.49
                           Unreimbursed Advances for Previous Period                      $ 4,587,774.95
                           Change from Previous Period                                     $ (274,848.46)

                          Reimbursed Advance from Collections                                $973,769.92
                          Reimbursed Advance from Liquidation Proceeds                        $29,702.82
                          Reimbursed Advance from Reserve Account Withdrawals                     $ -





(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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